Exhibit 23.3






                                  CONSENT OF MITCHELL, WIGGINS & COMPANY, L.L.P.



Board of Directors
Community Bankshares Incorporated


We consent to the use of our report on the statement of financial condition of Community Bankshares Incorporated as of December 31, 1994 and the related statements of operations, stockholders' equity and cash flows for the three years then ended, included in the Registration Statement on Form S-4 of Community Bankshares Incorporated and to the reference to our firm under the heading "Experts" in the Prospectus.




                                         /s/ MITCHELL, WIGGINS & COMPANY, L.L.P.


Petersburg, Virginia
January 15, 1996